ADDENDUM NO. 1
                                  to the
                            CUSTODIAN CONTRACT
                       dated August 29, 1991 between
                      GREAT HALL INVESTMENT FUNDS, INC.
                                    and
                        NORWEST BANK MINNESOTA, N.A.

    This Addendum No. 1, dated March 17, 1992, to the Custodian Contract dated August 29, 1991 (the "Contract") between Great Hall Investment Funds, Inc. (the "Company") and Norwest Bank Minnesota, N.A. ("Custodian"),

    WITNESSETH THAT:

    WHEREAS, the Company is a mutual fund whose shares currently are offered in the following five series: Great Hall Prime Money Market Fund, Great Hall U.S. Government Money Market Fund, Great Hall Tax-Free Money Market Fund, Great Hall National Tax-Exempt Fund and Great Hall Minnesota Insured Tax-Exempt Fund; and

    WHEREAS, the Company heretofore has employed the Custodian, and the Custodian has agreed to act, as the custodian of the assets of Great Hall Prime Money Market Fund, Great Hall U.S. Government Money Market Fund and Great Hall Tax-Free Money Market Fund pursuant to the Contract; and

    WHEREAS, the Company desires to employ the Custodian, and the Custodian hereby agrees to act, as the custodian of the assets of each of Great Hall National Tax-Exempt Fund and Great Hall Minnesota Insured Tax-Exempt Fund pursuant to the terms of the Contract.

    NOW, THEREFORE, in consideration of the mutual agreements contained in the Contract and in this Addendum No. 1 thereto, the Company hereby employs the Custodian, and the Custodian hereby agrees to act, as the custodian of the assets of each of Great Hall National Tax-Exempt Fund and Great Hall Minnesota Insured Tax-Exempt Fund pursuant to the terms and conditions of the Contract, which are incorporated herein by reference.

    IN WITNESS WHEREOF, each of the Company and the Custodian has caused this Addendum No. 1 to the Contract to be executed in its name on the day and year first above written.

GREAT HALL INVESTMENT FUNDS, INC.           NORWEST BANK MINNESOTA, N.A.


By  Peter O. Torvik                         By  Jane E. Zilch
   Its  Chief Executive Officer                Its  Vice President

ATTEST:                                     ATTEST:

By  Julie Getchell                          By  Brent C. Seigel
   Its  Vice President                         Its  Assistant Vice President
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